SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K/A


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    January 2, 2002
                                                ----------------------

                             Heilig-Meyers Company
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Virginia                         1-8484                  54-0558861
 ---------------------------           ------------          -------------------
(State or other jurisdiction           (Commission              (IRS Employer
    of incorporation)                  file number)          Identification No.)


12560 West Creek Parkway, Richmond, Virginia              23238
--------------------------------------------           ----------
  (Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code        (804) 784-7300
                                                    ------------------------

                                       N/A
          ------------------------------------------------------------
          (Former name or former address, if changed since last report

Item 4.  Changes in Registrant's Certifying Accountant

         On August 16, 2000, Heilig-Meyers Company and certain of its subsidiaries (collectively, "the Company") filed voluntary petitions for relief under Chapter 11, Title 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the Eastern District of Virginia, procedurally consolidated case number 00-34533. In connection with the on-going administration of its Chapter 11 cases, on January 2, 2002, the Company dismissed Deloitte & Touche LLP ("Deloitte") as its independent accountant. The Company's decision was recommended and approved by the Company's Board of Directors.


         Deloitte's reports on the Company's financial statements for fiscal years ended February 29, 2000 and February 28, 1999 contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. Certain shareholders of the Company have instituted legal proceedings against Deloitte, and the Company is currently reviewing its legal options regarding Deloitte. However, during the Company's two fiscal years ended February 29, 2000 and the subsequent interim period preceding Deloitte's dismissal there were no disagreements between the Company and Deloitte regarding any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to Deloitte's satisfaction, would have caused them to make reference in their report to the matter. Deloitte has not issued an audit report on any of the Company's financial statements since February 29, 2000.

A letter from Deloitte regarding the above matters is included as Exhibit 16.1 to this Form 8-K/A.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         Exhibit 16.1 - Letter from Deloitte.

                                 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            HEILIG-MEYERS COMPANY

Date:  January 17, 2002                 By: /s/Ronald L. Barden
                                            ---------------------
                                            Ronald L. Barden
                                            Managing Director of
                                            Reorganization